Exhibit 99.1

Pike Reports 23% Revenue Growth and 33% EPS Growth in Fiscal Third Quarter

MOUNT AIRY, N.C.--(BUSINESS WIRE)--May 6, 2013--Pike Electric Corporation (NYSE: PIKE), one of the nation’s leading energy solutions providers, today reported fiscal third quarter 2013 results for the period ended March 31, 2013. Total revenue in the third quarter 2013 was $200.2 million, up 23% compared to $162.8 million in the year-ago period. Net income in the third quarter 2013 totaled $2.7 million, or $0.08 per diluted share. In the year-ago period, net income totaled $2.0 million, or $0.06 per diluted share.

Total revenue in the fiscal third quarter 2013 included storm-related services of $25.4 million, compared to $6.3 million in the same quarter last year. Gross profit totaled $25.0 million, compared to $20.5 million in the year-ago period. General and administrative expenses totaled $18.7 million, compared to $16.2 million in the year-ago period.

“We continue to be pleased with the success of our diversification strategy and growth. Transmission and substation continue their positive trends and engineering services now generate over 18 percent of our core revenue,” said J. Eric Pike, Chairman and CEO of Pike. “Although our third quarter results were significantly affected by reduced construction productivity in our mid-Atlantic and southeastern territory due to snow and extremely wet weather conditions, investments in training, and expansion costs for Pine Valley Power and UCS, we remain on track for a record year and our actions this quarter will aid in our future growth.”

The Company has adopted two reportable segments for financial reporting purposes: Construction and All Other Operations. The accompanying ‘segment results’ table provides eliminations and other adjustments that reconcile the segment revenues and income from operations amounts to consolidated results.

Construction revenue totaled $166.7 million, up 16% compared to $144.4 million in the year-ago period. Income from operations in the Construction segment totaled $5.2 million, compared to $3.8 million in the year-ago period. All Other Operations revenue totaled $33.5 million, up 82% compared to $18.4 million in the year-ago period. Income from operations in the All Other Operations segment totaled $1.3 million, compared to $1.5 million in the year-ago period.

Conference Call

The Company will host a conference call at 11:00 a.m. Eastern on Tuesday, May 7. The call can be accessed by dialing (888) 572-7025, or (719) 325-2463 for international callers. The confirmation code for the live call is 6315376. Interested parties may also listen to a simultaneous webcast via the "Investor Center" on the Company's website at www.pike.com.

A replay will be made available shortly after the live call is completed and can be accessed by dialing (858) 384-5517. The confirmation code for the replay is 6315376. The replay will remain available until midnight Eastern on May 14. An on-demand replay of the conference call will remain online for a limited time following the conclusion of the call.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,

	2013	2012	2013	2012

Revenues	$200,222	$162,766	$718,503	$506,588
Cost of operations	175,177	142,228	597,302	436,782

Gross profit	25,045	20,538	121,201	69,806
General and administrative expenses	18,704	16,220	58,063	48,096
Gain on sale of property and equipment	(147)	(406)	(345)	(288)

Income from operations	6,488	4,724	63,483	21,998
Other expense (income):
Interest expense	1,679	1,179	5,686	6,017
Other, net	(5)	(15)	(30)	(28)

Total other expense, net	1,674	1,164	5,656	5,989

Income before income taxes	4,814	3,560	57,827	16,009
Income tax expense	2,121	1,536	22,250	6,490

Net income	$2,693	$2,024	$35,577	$9,519

Earnings per share:
Basic	$0.08	$0.06	$1.01	$0.28
Diluted	$0.08	$0.06	$1.01	$0.27

Shares used in computing earnings per share:
Basic	35,219	34,869	35,132	34,569
Diluted	35,663	35,241	35,363	35,066

Dividends per share:	$-	$-	$1.00	$-

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	June 30,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,970	$1,601
Accounts receivable, net	118,488	91,059
Costs and estimated earnings in excess of billings
on uncompleted contracts	67,592	66,414
Inventories	15,153	15,348
Prepaid expenses and other	8,062	9,001
Deferred income taxes	9,327	9,722
Total current assets	224,592	193,145
Property and equipment, net	176,326	174,655
Goodwill	153,657	122,932
Other intangibles, net	77,002	43,617
Deferred loan costs, net	1,747	2,175
Other assets	2,122	1,624
Total assets	$635,446	$538,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,399	$26,206
Accrued compensation	28,912	28,703
Billings in excess of costs and estimated earnings
on uncompleted contracts	11,074	5,318
Accrued expenses and other	12,012	7,551
Current portion of insurance and claim accruals	13,640	11,525
Total current liabilities	93,037	79,303
Revolving credit facility	191,000	123,000
Insurance and claim accruals, net of current portion	5,252	3,956
Deferred compensation	6,157	5,578
Deferred income taxes	57,193	46,749
Other liabilities	2,895	2,637
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 authorized
shares; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 authorized shares; 35,291 and 35,052 shares issued and outstanding
at March 31, 2013 and June 30, 2012, respectively	6,428	6,428
Additional paid-in capital	175,758	173,060
Accumulated other comprehensive loss, net of taxes	(124)	-
Retained earnings	97,850	97,437
Total stockholders’ equity	279,912	276,925
Total liabilities and stockholders’ equity	$635,446	$538,148

PIKE ELECTRIC CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three months ended March 31,		Nine months ended March 31,

	2013	2012	2013	2012
Construction
Core services	$143,215	$138,180	$449,634	$400,201
Less: Intersegment revenues	(531)	(45)	(769)	(6,396)

Core services, net	142,684	138,135	448,865	393,805
Storm restoration services	24,034	6,269	149,629	62,953

Revenues, net	166,718	144,404	598,494	456,758
Income from operations	5,246	3,849	60,153	21,547
Depreciation and amortization	8,558	9,323	27,307	28,079
Purchases of property and equipment	9,747	6,514	26,904	21,841

All Other Operations
Core services	$40,530	$19,616	$140,843	$53,091
Less: Intersegment revenues	(8,458)	(1,254)	(29,872)	(3,261)

Core services, net	32,072	18,362	110,971	49,830
Storm assessment and inspection services	1,432	-	9,038	-

Revenues, net	33,504	18,362	120,009	49,830
Income from operations	1,344	1,491	5,306	1,606
Depreciation and amortization	1,341	148	4,044	822
Purchases of property and equipment	142	-	689	-

Eliminations and Other Adjustments
Revenues	$-	$-	$-	$-
Loss from operations	(102)	(616)	(1,976)	(1,155)
Depreciation and amortization	-	-	-	-
Purchases of property and equipment	-	-	-	-

Total
Core services	$183,745	$157,796	$590,477	$453,292
Less: Intersegment revenues	(8,989)	(1,299)	(30,641)	(9,657)

Core services, net	174,756	156,497	559,836	443,635
Storm-related services	25,466	6,269	158,667	62,953

Revenues, net	200,222	162,766	718,503	506,588
Income from operations	6,488	4,724	63,483	21,998
Depreciation and amortization	9,899	9,471	31,351	28,901
Purchases of property and equipment	9,889	6,514	27,593	21,841

PIKE ELECTRIC CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited)
(In thousands)

	Three months ended March 31,		Nine months ended March 31,
	2013	2012	2013	2012
Construction Segment
Distribution and other	$ 104,730	$ 107,230	$ 336,859	$ 307,835
Transmission	23,000	18,511	70,282	50,819
Substation	14,954	12,394	41,724	35,151

Core services, net	$ 142,684	$ 138,135	$ 448,865	$ 393,805
Storm restoration services	24,034	6,269	149,629	62,953

Revenues, net	$ 166,718	$ 144,404	$ 598,494	$ 456,758

All Other Operations Segment
Core services, net	$ 32,072	$ 18,362	$ 110,971	$ 49,830
Storm assessment and inspection services	1,432	-	9,038	-

Revenues, net	$ 33,504	$ 18,362	$ 120,009	$ 49,830

CONTACT:
Pike Electric Corporation
Investor Relations:
Frank Milano, 336-719-4622
IR@pike.com